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                                                                    EXHIBIT 3.88

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            TSI WEIGHT PROGRAMS, INC.

                Under Section 805 of the Business Corporation Law

                  The undersigned, Mark Smith and Alexander A. Alimanestianu, being respectively the Chairman and Chief Executive Officer and the Executive Vice President and Secretary of TSI Weight Programs, Inc., a corporation organized under the laws of the State of New York (the "Corporation"), pursuant to Section 805 of the Business Corporation Law of the State of New York do hereby certify that:

                  1.       The name of the Corporation is TSI Weight Programs,
Inc.

                  2. The Certificate of Incorporation of the Corporation was filed by the Department of State on December 30, 1991.

                  3. The amendment to the Certificate of Incorporation effected by this Certificate is to change the name of the Corporation. Article FIRST of the Certificate of Incorporation of the Corporation as now in full force and effect is hereby

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amended in its entirety to read as follows:

                  FIRST:   The name of the Corporation is TSI MAMARONECK, INC.

                  4. The foregoing amendment of the Certificate of Incorporation of the Corporation was authorized by the consent in writing of all members of the Board of Directors of the Corporation to the adoption of a resolution authorizing the same, followed by the written consent thereto signed by the holders of all outstanding shares of the Corporation entitled to vote thereon, pursuant to Sections 615, 708 and 803 of the Business Corporation Law of the State of New York.

                  IN WITNESS WHEREOF, the undersigned have executed this Certificate this 3rd day of January, 1997 and affirm the statements contained herein as true under the penalties of perjury.

                                                /s/ Mark Smith
                                               ----------------------------
                                                Mark Smith
                                                Chairman and Chief Executive
                                                  Officer

                                                /s/ A. Alimanestianu
                                               -------------------------------
                                                Alexander A. Alimanestianu
                                                Executive Vice President and
                                                  Secretary

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                                                                EXHIBIT 3.88_pt2

                          CERTIFICATE OF INCORPORATION
                                       OF
                            TSI WEIGHT PROGRAMS, INC.

                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

                  The undersigned, a natural person over the age of eighteen years, for the purpose of forming a corporation pursuant to the provisions of the Business Corporation Law of the State of New York, does hereby certify that:

                  FIRST: The name of the corporation is TSI Weight Programs, Inc.

                  SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York. The Corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency, or other body without such consent or approval first being obtained.

                  THIRD: The office of the Corporation in the State of New York is to be located in the County of New York.

                  FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is Two Hundred Thousand (200,000) shares of common stock, par value $0.10 per share.

                  FIFTH: The Secretary of State of the State of New York is designated as the agent of the Corporation upon whom process against the Corporation may be served. The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him is:

                                    TSI Weight Programs, Inc.
                                    c/o Town Sports International, Inc.
                                    888 Seventh Avenue
                                    Suite 1801
                                    New York, New York 10106
                                    Attn: Alexander A. Alimanestianu

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                  SIXTH: The Corporation shall be authorized to indemnify any and all of its directors, officers, employees and agents, and any other person or persons, to the fullest extent permitted under the Business Corporation Law.

                  SEVENTH: The personal liability of any and all of the directors of the Corporation to the Corporation or to its shareholders for damages with respect to any breach of duty as a director shall be eliminated or limited to the fullest extent permitted under the Business Corporation Law, provided that the personal liability of any director shall not be eliminated or limited if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

                  EIGHTH: The by-laws of the Corporation may be amended at any meeting of shareholders by vote of the shareholders holding a majority of all of the outstanding stock entitled to vote, present either in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting. The board of directors of the Corporation may from time to time by the vote of a majority of the directors then in office make, adopt, amend, supplement or repeal by-laws (including by-laws adopted by the shareholders of the Corporation), but the shareholders of the Corporation may from time to time specify provisions of the by-laws that may not be amended or repealed by the board of directors of the Corporation.

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                  IN WITNESS WHEREOF, the undersigned has executed and
acknowledged this Certificate of Incorporation this 27th day of December, 1991.

                                            /s/ Richard Pyle
                                            ------------------------
                                            Richard Pyle
                                            888 Seventh Avenue
                                            New York, New York 10106

STATE OF NEW YORK       )
                        )
COUNTY OF NEW YORK      )

                  On this 27th day of December, 1991, before me personally came Richard Pyle, to me known and known to me to be the person described in and who executed the foregoing Certificate of Incorporation, and acknowledged to me that he executed the same.

                                  /s/ Alexander A. Alimanestianu
                                  -----------------------------------
                                            Notary Public

                                        Alexander A. Alimanestianu
                                     Notary Public, State of New York
                                             No. 31-4852136
                                      Qualified in New York County
                                     Commission Expires Jan. 6, 1992

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